Exhibit 99.1

STEN Corporation Announces Intent to Voluntarily
Delist its Common Stock from Nasdaq

Minneapolis, Minnesota January 22, 2009 /PRNewswire-FirstCall/ ---- STEN Corporation (Nasdaq: STEN), a Minneapolis-based diversified business, announced that today it notified The Nasdaq Stock Market of its intent to voluntarily delist its common stock from The Nasdaq Stock Market.

The Company incurs substantial costs on an annual basis as a consequence of its Nasdaq listing, while realizing only limited benefits. The Company's board of directors has concluded that the benefits of having its common stock listed are outweighed by the substantial costs.  In the Company’s Annual Report for the year ended September 28, 2008, the Company’s auditors expressed substantial doubt about the Company’s ability to continue as a going concern because the Company has suffered recurring losses from operations and has a working capital deficiency.  Delisting from The Nasdaq Stock Market is part of the Company’s cost reduction plan and will help the Company conserve working capital.

Further, the Company received a Staff Deficiency Letter from The Nasdaq Stock Market on January 15, 2009.  In the Staff Deficiency Letter, the Nasdaq Staff stated that the Company does not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. In its letter, Nasdaq staff requested that the Company provide, on or before January 30, 2009, a plan to achieve and sustain compliance with all of The Nasdaq Capital Market listing requirements.  The Company is also delisting because it believes that it would face substantial difficulty in achieving and maintaining compliance with the requirements for continued listing with The Nasdaq Stock Market.

The Company expects that it will file a Form 25 with the Securities and Exchange Commission relating to the delisting of its common stock on or about February 2, 2009, with the delisting of its common stock taking effect no earlier than ten days thereafter. Accordingly, the Company expects that the last day of trading of its common stock on The Nasdaq Stock Market will be on or about February 12, 2009.

The Company is considering whether to pursue quotation of its common stock on the OTC Bulletin Board following delisting from The Nasdaq Stock Market.

About STEN Corporation

STEN Corporation and subsidiaries, headquartered in Minnesota, is a diversified business, primarily focused on its financing business and buy-here pay-here vehicle sales business through STEN Financial Corporation.  The Company’s Stencor business is a contract manufacturing business and distribution business. In addition to manufacturing medical and industrial products, the company manufactures and distributes ZERO BUG ZONE™ an environmentally-friendly pest-eliminator and Stencor also distributes Liquid Filter™ a unique product which enhances indoor air quality.  These products are available at www.gozibiz.com. STEN Corporation common stock is traded on the Nasdaq Capital Market under the symbol STEN. More information about STEN Corporation is available at the Company's website: www.stencorporation.com.

Warning Regarding Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  Such forward looking statements include, for example, statements about timing or process for delisting of the Company’s common stock from The Nasdaq Stock Market and statements about quotation of the Company’s common stock on the OTC Bulletin Board. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended September 28, 2008 and other documents filed with the Securities and Exchange Commission.